NUVEEN MUTUAL FUNDS
Dealer Distribution, Shareholder Servicing and Fee-Based Program Agreement

As principal underwriter of shares of the various Nuveen non-money market open-end mutual funds, and of the shares of any future such funds (collectively, the "Funds") Nuveen Investments, LLC (the "Distributor") invites you (a) to join a selling group for the distribution of shares of common stock of the Funds (the "Shares"), and/or (b) if you offer a Fee-Based Program for financial planning, investment advisory and/or asset management services or provide such services to your clients in connection with the establishment of an investment account for which a comprehensive "wrap fee" charge is imposed ("Fee-Based Program"), to include select open-end investment companies sponsored by Nuveen Investments in your Fee-Based Program. In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, as exclusive agent of the Funds, we offer to sell you Shares and you agree to purchase Shares and/or provide the services described herein on the following terms:

1. In all sales of Shares to the public you shall act as dealer for your own account or as agent for your customers, and in no transaction shall you have any authority to act as agent for any Fund, for us or for any other member of the Selling Group. If acting as agent for your customers, the customers in question are for all purposes your customers and not customers of Nuveen Investments. We shall execute transactions for each of your customers only upon your authorization, it being understood in all cases that (a) you are acting as agent for the customer; (b) the transactions are without recourse against you by the customer; (c) as between you and the customer, the customer will have full beneficial ownership of the securities; (d) each transaction is initiated solely upon the order of the customer; and (e) each transaction is for the account of the customer and not for your account.

2. Orders for purchase of Shares received from you shall be accepted by us only at the public offering price applicable to each order, as established by the then current Prospectus of the appropriate Fund, subject to the discounts provided in such Prospectus. Upon receipt from you of any order to purchase Shares we shall confirm to you in writing or by wire to be followed by a confirmation in writing, and, if applicable, we shall concurrently send to your customer a letter confirming such order, together with a copy of the appropriate Fund's current prospectus. Additional instructions may be forwarded to you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

3. Members of the general public, including you and your customers, may purchase Shares and you may offer and sell Shares to your customers only at the public offering price determined in the manner described in the current Prospectus of the appropriate Fund. Shares will be offered at a public offering price based upon the net asset value of such Shares plus, with respect to certain class(es) of Shares, either (1) a sales charge from which you shall receive a discount equal to a percentage of the applicable offering price as provided in the Prospectus or, (2) if applicable, a sales charge which, together with the amount of that sales charge to be retained by banks or bank-affiliated broker-dealers acting as agent for their customers, is set forth in the Prospectus. You may receive a distribution fee and/or a service fee with respect to certain class(es) of Shares for which such fees are applicable, as provided in the applicable Prospectus, which distribution fee and/or service fee shall be payable for such periods and at such intervals as are from time to time specified by us. Your placement of an order for Shares after the date of any notice of an amendment to this Agreement shall conclusively evidence your agreement to be bound thereby.

     Reduced sales charges may also be available as a result of a cumulative discount or pursuant to a letter of intent. Further information as to such reduced sales charges, if any, is set forth in the appropriate Fund

     Prospectus. You agree to advise us promptly as to the amounts of any sales made by you to the public qualifying for reduced sales charges.

4.   By accepting this Agreement, you agree:

     a) That you will purchase Shares only from us, and only to cover purchase orders already received from your customers, or for your own bona fide investment;

     b) That you will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding; and

     c) That, with respect to the sale of Shares of Funds that offer multiple classes of Shares, you will comply with the terms of the Policies and Procedures with Respect to Sales of Multiple Classes of Shares, attached hereto as Exhibit A.

5.   We will not accept from you any conditional orders for Shares.

6. Payment for Shares ordered from us shall be in New York clearing house funds and must be received by the Funds' agent, Boston Financial Data Services ("BFDS") attn: Nuveen Investor Services., 66 Brooks Drive, Braintree, Massachusetts 02184, within three business days after our acceptance of your order. If such payment is not received, we reserve the right, without notice, forthwith to cancel the sale or, at our option, to cause the Fund to redeem the Shares ordered, in which case we may hold you responsible for any loss, including loss of profit, suffered by us as result of your or your customer's failure to make such payment. If any Shares confirmed to you or your customer under the terms of this agreement are repurchased by the issuing Fund or by us as agent for the Fund, or are tendered for repurchase, within seven business days after the date of our confirmation of the original purchase order, you shall promptly refund to us the full discount, commission, or other concession, if any, allowed or paid to you on such Shares.

7. Shares sold hereunder shall be available in book-entry form on the books of BFDS unless other instructions have been given.

8. No person is authorized to make any representations concerning Shares of any Fund except those contained in the applicable current Prospectus and printed information subsequently issued by the appropriate Fund or by us as information supplemental to such Prospectus. You agree that you will not offer or sell any Shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Shares you will furnish to each person to whom any such sale or offer is made a copy of the then current Prospectus for the appropriate Fund (as the amended or supplemented) and will not furnish to any persons any information relating to Shares which is inconsistent in any respect with the information contained in the then current Prospectus or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the appropriate Fund. You shall be responsible for any required filing of such advertising. The Fund shall supply you with such quantities of Prospectuses, statements of additional information, semi-annual and annual reports, proxies and other required documentation as may reasonably be requested by you, at the cost of the Fund.

9. All sales will be made subject to our receipt of Shares from the appropriate Fund. We reserve the right, in our discretion, without notice, to modify, suspend or withdraw entirely the offering of any Shares, and upon notice to change the price, sales charge, or dealer discount or to modify, cancel or change the terms of this Agreement.

10. You shall provide such office space and equipment, telephone facilities, personnel and literature distribution as is necessary or appropriate for providing information and services to your customers. Such services and assistance may include, but not be limited to, establishment and maintenance of shareholder accounts and records, processing purchase and redemption transactions, answering routine inquiries regarding the Funds, and such other services as may be agreed upon from time to time and as may be permitted by applicable statute, rule, or regulation. You shall perform these services in good faith and with reasonable care. You shall immediately inform the Funds or us of all written complaints received by you from Fund shareholders relating to the maintenance of their accounts and shall promptly answer all such complaints.

11. In connection with the Funds that permit the sale of their shares at net asset value to customers purchasing through a Fee-Based Program, as described in their respective Prospectuses, you further agree to abide by the following terms:

     a) You represent that you have established a Fee-Based Program as defined above;

     b) The Funds to which this Agreement pertains will be those designated by Distributor and accepted by you, from time to time, subject to the provision of each Fund's then current Prospectus, state and federal securities laws and regulations, and applicable rules and regulations of the National Association of Securities Dealers, Inc (the "NASD");

     c) You may sell certain class(es) of shares of the Funds designated as described in Sub-section b) above at net asset value to your bona fide clients participating in the Fee-Based Program. You will earn no concession or commission on any such sale, but will be entitled to receive the appropriate 12b-1 fees, if any, otherwise payable with respect thereto to the extent provided from time to time in the applicable Funds' Prospectuses;

     d) Any agent (other than your employee(s) or representative(s)) employed or utilized by you to perform any services under this Agreement on your behalf, including but not limited to a clearing agent, shall enter into an agreement with Distributor containing such provisions as Distributor may reasonably require; you shall, however, remain responsible for the performance of your agents; and

     e) Distributor is not endorsing, recommending or otherwise involved in providing any investment product offered by you (including but not limited to the Fee-Based Program), and you are prohibited from representing otherwise; Distributor is merely affording you the opportunity to use shares of certain Funds distributed by Distributor as an investment medium for the Fee-Based Program.

12. All communications to us should be sent to 333 W. Wacker Drive, Chicago, Illinois 60606. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

13. Your acceptance of this agreement constitutes a representation that you (a) are registered as a securities dealer with the Securities and Exchange Commission ("SEC") and are a member in good standing of the NASD, (b) are registered as a securities broker-dealer with the Securities and Exchange Commission ("SEC") and are a member in good standing of the NASD (c) are registered with the SEC as an investment adviser, or (d) are a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended and are duly authorized to engage in the transactions to be performed hereunder; and that you agree to comply with all applicable state and Federal laws, rules and regulations applicable to transactions and services hereunder and, if applicable, to the Conduct Rules of the National Association of Securities Dealers, Inc., including specifically Rule 2830 thereof. You likewise agree that you will not offer to sell Shares in any state or other jurisdiction in which they may not lawfully be offered for sale or offer to provide advisory services in any state or other jurisdiction in which they may not lawfully be provided. We agree to advise you currently of the identity of those states and jurisdictions in which the Shares may lawfully be offered for sale.

14. This Agreement shall be construed in accordance with the laws of the State of Illinois. This Agreement shall not relieve you or Distributor from any obligations either may have under any other agreements between them. This Agreement is subject to the Prospectuses of the Funds from time to time in effect, and, in the event of a conflict, the terms of the Prospectuses shall control. References herein to the "Prospectus" of a Fund shall mean the prospectus and statement of additional information of such Fund as from time to time in effect. Any changes, modifications or additions reflected in any such Prospectus shall be effective on the date of such Prospectus (or supplement thereto) unless specified otherwise. This Agreement shall supersede any prior dealer distribution agreement with respect to the Funds. The National Securities Clearing Corporation ("NSCC") rules and procedures shall apply to transactions hereunder. In the event of a conflict between this Agreement and the NSCC rules and procedures, this Agreement shall prevail.

15. The parties acknowledge that the SEC and the United States Treasury Department have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "Applicable Law"), specifically requiring certain financial institutions, including the parties, to establish a written anti-money laundering and customer identification program (a "Program"). Each party represents, warrants and certifies that they have established, and covenant that at all times during the existence of this Agreement they will maintain, a Program in compliance with Applicable Law. You covenant that you will perform all activities, including the establishment and verification of customer identities as required by Applicable Law and/or your Program, with respect to all customers on whose behalf you maintain a direct account with the Funds.

16.  Each party represents and warrants to the other party that:

     (a) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

     (b) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any contractual restriction binding on or affecting it.

     (c) Obligations Binding. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or law).

     (d) Compliance with Laws. It will comply with all applicable laws and orders to which it may be subject if failure to do so would materially impair its ability to perform its obligations under this Agreement.

17. We will treat all nonpublic personal information about you or your customers that is provided to us in connection with this Agreement and the transactions contemplated herein according to Nuveen's Privacy Policy. Consistent with Nuveen's Privacy Policy, we may provide such information, among other things, to third-party service providers that provide administrative or marketing services on our behalf to assist us in servicing your or your client's account.

18. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

In Witness Whereof, this Agreement has been executed as of the date set forth above by a duly authorized officer of each party.

Nuveen Investments, LLC

Nuveen Investments
Authorized Signature
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Dealer/Adviser
Firm
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                                                              Month   Day   Year
                                                              -----   ---   ----
Authorized Signature                                     Date
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Print Name of Signature
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Address
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City                                                          Zip
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Tax ID Number                            NASD
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The above agreement should be executed in duplicate and both copies returned to us for signature. We will return a fully executed copy to you for your files.

Please return the completed agreement to:
Nuveen Investments, LLC, 333 West Wacker Drive, Chicago, Illinois 60606-1286

                            NSCC Implementation Form

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Mutual Fund Company:

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In what capacity will trades be placed:
[ ] Broker/Dealer               [ ] Trust Company               [ ] TPA

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Firm Name

--------------------------------------------------------------------------------
Address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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Contact name & telephone number:

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Is mutual fund trade activity submitted through a CLEARING FIRM? [ ] YES  [ ] NO
           If yes, the information below must be provided by the CLEARING DEALER

        Name of CLEARING DEALER
                                ------------------------------------------------

--------------------------------------------------------------------------------
NSCC Clearing Number                                        Alpha Code

Networking position file schedule:                          [ ] 1st & 3rd [ ] 2nd & 4th [ ] 2nd & last
                                                            [ ] other:
Are orders submitted for a correspondent                               --------------------------
firm at a dealer level or branch level?                     [ ] Dealer Level       [ ] Branch Level
If dealer level, the executing symbol is                    using symbols
required
What time of day will your orders release to                [ ] 8 a.m. to 4 p.m.   [ ] DCC&S
NSCC?                                                                                  Late Files
Fund/SERV orders will settle in how many days?              [ ] T+1                [ ] T+3
If T+1 settlement, will all orders settle T+1, or           [ ] All orders will settle T+1
will settlement override be used?
                                                            [ ] Settlement date override will be used
Will Post Settlement Corrections be initiated               [ ] Yes
via Fund/SERV?
                                                            [ ] No
Do you participate in NSCC Commission                       [ ] Yes, for all commissions, fees, and 12b-1s
Settlement Service?                                         [ ] Yes, for 12b-1s and finders fees only
                                                            [ ] Yes, for commissions only
[ ] TEST ONLY                                               [ ] Not using NSCC Commission Settlement
[ ] LIVE TRANSMISSIONS
--------------------------------------------------------------------------------

Special processing requirements:

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                     Boston Financial NSCC Support Services
                  Telephone: (617) 483-7911 Fax: (617) 483-7979

                            NSCC Implementation Form

                     Boston Financial NSCC Support Services
                  Telephone: (617) 483-7911   Fax: (617) 483-7979

Exhibit A to Nuveen Mutual Funds
Dealer Distribution and
Shareholder Servicing Agreement
Policies and Procedures With Respect to
Sales of Multiple Classes of Funds

The Nuveen non-money market open-end mutual funds (the "Funds") have one or more of the following classes of shares generally available to the public: Class A Shares, which are normally subject to an up-front sales charge and a service fee; Class B Shares, which are subject to an asset-based sales charge, a service fee, and a declining contingent deferred sales charge ("CDSC"); and Class C Shares, which are subject to an asset-based sales charge, a service fee, and a 12-month CDSC, it is important for an investor to choose the method of purchasing shares which best suits his or her particular circumstances. To assist investors in these decisions, Nuveen Investments, underwriter for the Nuveen Mutual Funds, has instituted the following policies with respect to orders for Fund shares. These policies apply to each Authorized Dealer which distributes Fund shares.

1. Purchase orders for a single purchaser equal to or exceeding $100,000 for Class B Shares will not be accepted.

2. Purchase orders for a single purchaser equal to or exceeding $250,000 should be placed only for Class A shares, unless such purchase for Class C Shares has been reviewed and approved by the Authorized Dealer's appropriate supervisor.

3. Any purchase order to which (1) or (2) above is not applicable may be for Class A, Class B or Class C Shares in light of the relevant facts and circumstances, including:

     a)   the specific purchase order dollar amount;

     b)   the length of time the investor expects to hold his or her Shares;

     c)   whether the investor expects to reinvest dividends; and

     d) any other relevant circumstances such as the availability of purchases under a letter of intent, a combined discount or a cumulative discount, as described in the Prospectus for the Fund, and any anticipated changes in the funds net asset value per share.

There are instances when one method of purchasing Shares may be more appropriate than the other. For example, investors who would qualify for a significant discount from the maximum sales load on Class A Shares might determine that payment of such a reduced up-front sales charge is preferable to the payment of a higher ongoing distribution fee on Class B or Class C Shares. On the other hand, investors who prefer not to pay an up-front sales charge may wish to defer the sales charge by purchasing Class B or Class C Shares. Those who plan to redeem their shares within 5 years might consider Class C Shares, particularly if they do not expect to reinvest dividends in additional shares. Note that, if an investor anticipates redeeming Class B Shares within a short period of time such as one year, that investor may bear higher distribution expenses than if Class A Shares had been purchased. In addition, investors who intend to hold their shares for a significantly long time may not wish to bear the higher ongoing-asset-based sales charges of Class B or Class C Shares, irrespective of the fact that the CDSC that would apply to a redemption of Class B Shares is reduced over time and is ultimately eliminated, and that the CDSC that would apply to a redemption of Class C Shares is relatively short in duration and small in amount.

Appropriate supervisory personnel within your organization must ensure that all employees receiving investor inquiries about the purchase of shares of the Funds advise the investor of the available pricing structures offered by the Funds and the impact of choosing one method over another, including breakpoints and the availability of letters of intent, combined purchases and cumulative discounts. In some instances it may be appropriate for a supervisory person to discuss a purchase with the investor.

These policies are effective immediately with respect to any order for the purchase of shares of the Funds.

January 23, 2004

Exhibit A (Page 2)

---------------------------------------------------------------------------------------------------------------
                                                         A SHARE              B SHARE              C SHARE
                                                   ------------------   ------------------   ------------------
                                                     CUSIP     NASDAQ     CUSIP     NASDAQ     CUSIP     NASDAQ
                                                     Number    Symbol     Number    Symbol     Number    Symbol
                                                   ---------   ------   --------    ------   ---------   ------
Equity Mutual Funds

Nuveen Rittenhouse Growth Fund                     67065W100   NRGAX    67065W209   NRGBX    67065W308   NRGCX
Nuveen Large Cap Value Fund                        67064Y503   NNGAX    67064Y602   NNGBX    67064Y701   NNGCX
Nuveen Balanced Stock and Bond Fund                67064Y107   NNSAX    67064Y206   NNSBX*   67064Y305   NUVCX*
Nuveen Balanced Municipal and Stock Fund           67064Y883   NBMSX    67064Y875   NMNBX*   67064Y867   NBMCX*
Nuveen NWQ Multi-Cap Value Fund                    67064Y792   NQVAX    67064Y784   NQVBX*   67064Y776   NQVCX*
Nuveen NWQ International Value Fund                67065W506   NAIGX*   67065W605   NBIGX*   67065W704   NCIGX*

Municipal Mutual Funds

Nuveen Intermediate Duration Municipal Bond Fund   67065Q202   NMBAX    67065Q103   NUMBX    67065Q301   NNSCX
Nuveen Insured Municipal Bond Fund                 67065Q509   NMBIX    67065Q608   NMBBX    67065Q707   NMBKX*
Nuveen All-American Municipal Bond Fund            67065Q889   FLAAX    67065Q871   FAAMX    67065Q863   FAACX
Nuveen High Yield Municipal Bond Fund              67065Q749   NHMAX     6705Q756   NHMBX    67065Q764   NHMCX
Nuveen Limited Term Municipal Bond Fund            67065Q848   FLTDX           --      --    67065Q830   FLTCX
Nuveen AZ Municipal Bond Fund                      67065L104   FAZTX    67065L203   FAZBX*   67065L302   FAZCX*
Nuveen CA Municipal Bond Fund                      67065N100   NCAAX*   67065N209   NCBBX*   67065N308   NCACX*
Nuveen CA Insured Municipal Bond Fund              67065N506   NCAIX    67065N605   NCABX*   67065N704   NCAKX*
Nuveen CO Municipal Bond Fund                      67065L609   FCOTX    67065L500   FCOBX*   67065L807   FCOCX*
Nuveen CT Municipal Bond Fund                      67065N886   FCTTX    67065N878   FCTBX    67065N860   FCTCX
Nuveen FL Municipal Bond Fund                      67065L708   FLOTX    67065L658   FLOBX    67065L641   FLCTX
Nuveen GA Municipal Bond Fund                      67065P501   FGATX    67065P600   NMUBX*   67065P709   FGACX
Nuveen KS Municipal Bond Fund                      67065R101   FKSTX    67065R200   FBKSX*   67065R309   FCKSX
Nuveen KY Municipal Bond Fund                      67065R507   FKYTX    67065R606   FKYBX*   67065R705   FKYCX
Nuveen LA Municipal Bond Fund                      67065P881   FTLAX    67065P873   FTLBX*   67065P865   FTLCX*
Nuveen MD Municipal Bond Fund                      67065L831   NMDAX    67065L823   NBMDX*   67065L815   NMDCX*
Nuveen MA Municipal Bond Fund                      67065N845   NMAAX    67065N837   NMABX*   67065N829   NMACX*
Nuveen MA Insured Municipal Bond Fund              67065N795   NMAIX*   67065N787   NINSX*   67065N779   NMAKX*
Nuveen MI Municipal Bond Fund                      67065R853   FMITX    67065R846   FMIBX*   67065R838   FLMCX*
Nuveen MO Municipal Bond Fund                      67065R812   FMOTX    67065R796   FMMBX*   67065R788   FMOCX*
Nuveen NJ Municipal Bond Fund                      67065N753   NNJAX    67065N746   NNJBX    67065N738   NNJCX
Nuveen NM Municipal Bond Fund                      67065L781   FNMTX    67065L773   FNMBX*   67065L765   FNMCX*
Nuveen NY Municipal Bond Fund                      67065N670   NNYAX    67065N662   NNYBX    67065N654   NNYCX
Nuveen NY Insured Municipal Bond Fund              67065N639   NNYIX    67065N621   NNIMX    67065N613   NNYKX
Nuveen NC  Municipal Bond Fund                     67065P840   FLNCX    67065P832   FBNCX*   67065P824   FCNCX*
Nuveen OH Municipal Bond Fund                      67065R762   FOHTX    67065R754   FOHBX    67065R747   FOHCX
Nuveen PA Municipal Bond Fund                      67065L740   FPNTX    67065L732   FPMMX*   67065L724   FPMBX*
Nuveen TN Municipal Bond Fund                      67065P758   FTNTX    67065P741   FMTBX*   67065P733   FTNCX
Nuveen VA Municipal Bond Fund                      67065L690   FVATX    67065L682   NFVBX*   67065L674   FVACX*
Nuveen WI Municipal Bond Fund                      67065R721   FWIAX    67065R713   FWIBX*   67065R697   FWICX*

# Will receive a supplemental listing when the class asset base reaches $10 million or the fund share class has been in existence 2yrs.

NOTE: A NASDAQ Symbol requires 1,000 shareholder accounts or $25 million in assets.

*Denotes supplemental listing only

Effective January 23, 2004

                              NUVEEN OPEN-END FUNDS

                 BLUE SKY REGISTRATION AS OF DECEMBER 31, 2003*

Nuveen Intermediate Duration Municipal Bond Fund - Classes A, B, C & R - available for sale in all 50 states and DC
Nuveen Insured Municipal Bond Fund - Classes A, B, C & R - available for sale in all 50 states and DC
Nuveen All-American Municipal Bond Fund - Classes A, B, C & R - available for sale in all 50 states and DC
Nuveen Limited Term Municipal Bond Fund - Classes A, C & R - available for sale in all 50 states and DC
Nuveen High Yield Municipal Bond Fund - Classes A, B, C & R - available for sale in all 50 states, PR and DC

Nuveen Arizona Municipal Bond Fund - Classes A, B, C & R - available for sale in AZ, CA, CO, FL, GA, IL, MA-A only, NY, NC, OH, PA, VA
Nuveen Colorado Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, CO, FL, GA, IL, MA-A only, NC, OH, PA, VA
Nuveen Florida Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, CO, FL, GA, IL, KY, MA-A only, NY, NC, OH, PA, VA
Nuveen Maryland Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, CO, FL, GA, IL, MD, MA-A only, NY, NC, OH, PA, VA and DC
Nuveen New Mexico Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, CO, FL, GA, IL, MA-A only, NM, NC, OH, PA, VA
Nuveen Pennsylvania Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, CO, FL, GA, IL, MA-A only, MD, NY, NC, OH, PA, VA
Nuveen Virginia Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, CO, FL, GA, IL, MA-A only, NY, NC, OH, PA, VA and DC

Nuveen California Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, FL, MA-A only, PA
Nuveen California Insured Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, FL, MA-A only, PA
Nuveen Connecticut Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, CT, FL, MA-A only, NJ, PA, RI
Nuveen Massachusetts Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, FL, MA, PA and R shares only in DC
Nuveen Massachusetts Insured Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, FL, MA, PA
Nuveen New Jersey Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, FL, MA-A only, NJ, NY, PA
Nuveen New York Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, FL, MA-A only, NJ, NY, PA
Nuveen New York Insured Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, FL, MA-A only, NJ, NY, PA

Nuveen Georgia Municipal Bond Fund - Classes A, B, C & R - available for sale in FL, GA, KY, LA, MA-A only, NC, PA, VA
Nuveen Louisiana Municipal Bond Fund - Classes A, B, C & R - available for sale in FL, GA, KY, LA, MA-A only, NC, PA, VA
Nuveen North Carolina Municipal Bond Fund - Classes A, B, C & R - available for sale in FL, GA, KY, LA, MA-A only, NC, PA, VA
Nuveen Tennessee Municipal Bond Fund - Classes A, B, C & R - available for sale in FL, GA, KY, LA, MA-A only, NC, PA, TN, VA

Nuveen Kansas Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, CO, FL, GA, IL, IN, KS, KY, LA, MA-A only, NC, OH, OK, PA, VA
Nuveen Kentucky Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, CO, FL, GA, IL, IN, KY, LA, MA-A only, NC, OH, OK, PA, VA
Nuveen Michigan Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, CO, FL, GA, IL, IN, KY, LA, MA-A only, MI, NY, NC, OH, OK, PA, VA
Nuveen Missouri Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, CO, FL, GA, IL, IN, KY, LA, MA-A only, MO, NC, OH, OK, PA, VA
Nuveen Ohio Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, CO, FL, GA, IL, IN, KY, LA, MA-A only, NC, OH, OK, PA, VA
Nuveen Wisconsin Municipal Bond Fund - Classes A, B, C & R - available for sale in CA, CO, FL, GA, IL, IN, KY, LA, MA-A only, NC, OH, OK, PA, VA, WI

Nuveen Rittenhouse Growth Fund - Classes A, B, C & R - available for sale in all fifty states and DC
Nuveen NWQ International Value Fund - Classes A, B, C & R - available for sale in all fifty states, PR and DC

Nuveen Large-Cap Value Fund, formerly Nuveen Growth and Income Stock Fund - Classes A, B, C & R - available for sale in all fifty states and DC
Nuveen Balanced Stock and Bond Fund - Classes A, B, C & R - available for sale in all fifty states and DC
Nuveen Balanced Municipal and Stock Fund - Classes A, B, C & R - available for sale in all fifty states and DC
Nuveen NWQ Multi-Cap Value Fund - Classes A, B, C & R- available for sale in all fifty states, PR and DC

* All funds are exempt from registration in the Virgin Islands and may be sold there.